Exhibit 99.1

Ross Acquisition Corp II Announces Suspension and Expected De-Listing from the New York Stock
Exchange and Intention to Seek Listing on the Nasdaq Stock Market

PALM BEACH, FL, March 18, 2024 -- Ross Acquisition Corp II (NYSE:ROSS) (the “Company” or “we”), a special purpose acquisition company, announced today that the New York Stock Exchange (the “NYSE”) notified the Company that it plans to suspend trading of the Company’s Class A ordinary shares, public warrants and public units before market open today and commence delisting proceedings with respect to such securities. The NYSE determined to take these actions because Sections 102.06e and 802.01B of the NYSE’s Listed Company Manual do not permit a special purpose acquisition company, such as the Company, to remain listed for more than three years after the company’s initial public offering without completing an initial business combination. The Company did not complete an initial business combination before March 16, 2024, which was the three-year anniversary of its initial public offering. The Company has a right to a review of this determination by a Committee of the Board of Directors of the Exchange.  The NYSE will apply to the Securities and Exchange Commission to delist the securities upon completion of all applicable procedures, including any appeal by the Company of the NYSE Regulation staff’s decision. At this time, the Company does not intend to appeal the NYSE Regulation staff’s decision.

The Company is currently applying to list its securities to the Nasdaq Stock Market (“Nasdaq”). As of the date of this press release, the Company has not received approval from Nasdaq for such listing, and there can be no assurance that the Company will obtain such approval in time or at all. Moreover, even if the Company obtains such approval and re-lists its securities on Nasdaq, there can be no assurance that it will be able to maintain such listing. In particular, like the NYSE, Nasdaq requires that special purpose acquisition companies, such as the Company, complete an initial business combination no later than 36 months after its initial public offering. However, the Company expects that Nasdaq would allow it to appeal a delisting and be granted additional time to complete an initial business combination after 36 months. However, it may not be successful in such an appeal. If it is not successful in such an appeal its securities will be delisted from Nasdaq.

The Company’s securities may be quoted on an over-the-counter market during the period following the suspension of trading and prior to formal delisting. If the Company is not able to re-list its securities on Nasdaq prior to the formal delisting from the NYSE, the Company expects that its securities would be quoted on an over-the-counter market. If this were to occur, the Company and its shareholders would face significant material adverse consequences, including but not limited to: a limited availability of market quotations for its securities; reduced liquidity for its securities; and a determination that its securities are “penny stock” which will require brokers trading in its securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for its securities. In addition, if the Company’s securities cease to be listed on the NYSE, and instead are quoted on an over-the-counter market for any period of time, it may be more difficult for the Company to re-list its securities on Nasdaq as planned.

As previously announced, following the implementation of an extension amendment on March 15, 2024, the Company has until September 16, 2024 to complete an initial business combination. If the Company does not complete an initial business combination by such date, it will, as promptly as reasonably possible, but not more than ten business days thereafter redeem the public shares at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest earned on the funds held in the trust account and not previously released to the Company to pay its tax obligations, if any (less taxes payable and up to $100,000 of interest to pay dissolution expenses) divided by the number of the then-outstanding public shares, which redemption will completely extinguish public shareholders’ rights as shareholders (including the right to receive further liquidating distributions, if any).

As of March 14, 2024, the pro rata portion of the funds available in the trust account for the redemption of public shares was approximately $11.03 per share (before taking into account the removal of the accrued interest in the trust account to pay our taxes).

No action is required by existing shareholders of the Company.

About Ross Acquisition Corp II

Ross Acquisition Corp II is a special purpose acquisition company sponsored by Ross Holding Company LLC, an affiliate of Wilbur L. Ross, Stephen J. Toy, and Nadim Z. Qureshi, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. Ross Acquisition Corp II completed its initial public offering in March 2021.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. The Company’s actual results may differ from their expectations, estimates and projections and consequently, you should not rely on these forward-looking statements as predictions of future events. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements that are other than statements of historical facts. No representations or warranties, express or implied are given in, or in respect of, this press release. When we use words such as “may,” “will,” “intend,” “should,” “believe,” “expect,” “anticipate,” “project,” “estimate” or similar expressions that do not relate solely to historical matters, it is making forward-looking statements. Such forward-looking statements are based on the beliefs of management, as well as assumptions made by, and information currently available to, the Company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors detailed in the Company’s filings with the SEC.  All subsequent written or oral forward-looking statements attributable to the Company or persons acting on the Company’s behalf are qualified in their entirety by this paragraph. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s Definitive Proxy Statement, Annual Report on Form 10-K filed with the SEC on April 6, 2023 and the subsequent quarterly reports on Form 10-Q and other documents filed with the SEC. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of this press release, except as required by applicable law.

Contact:
Wilbur L. Ross, Jr.
(561) 655-2615
wross@rossacquisition2.com